SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

AMENDMENT NO. 3 TO
FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 20, 2006

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

45 West 21st Street, 2nd Floor, New York, NY 10010
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

In response to certain comments raised by the staff of the Securities and Exchange Commission, the Registrant is filing this Amendment No. 3 to its Current Report on Form 8-K/A (this "Amendment") to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2006 (the “Original Filing”), and as amended by Amendments Nos. 1 and 2 to the Current Report on Form 8-K/A filed with the Commission on March 30 and August 18, 2006, respectively. This Amendment only amends and restates certain information in “Item 9.01. Financial Statements And Exhibits”. Except for the foregoing amended and restated information, this Amendment continues to describe conditions as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events. Among other things, forward-looking statements made in the Original Filing have not been revised to reflect events, results or developments that have occurred or facts that have become known to us after the date of the Original Filing, and such forward-looking statements should be read in their historical context. This Amendment should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Filing, including any amendments to those filings.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Skin Shoes, LLC and Skin Shoes, Inc.

We have audited the accompanying balance sheets of Skin Shoes, LLC and Skin Shoes, Inc. (a development stage company) as of December 31, 2005 and 2004, and the related statements of operations, and stockholders' equity (deficiency) and cash flows for the year ended December 31, 2005 and for the period May 18, 2004 (inception date) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures the are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skin Shoes, LLC and Skin Shoes, Inc. at December 31, 2005 and 2004, and the results of their operations and their cash flows for the year ended December 31, 2005 and for the period May 18, 2004 (inception date) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Skin Shoes, Inc. will continue as a going concern. As more fully described in Note 1, at December 31, 2005, the Company has a working capital deficiency of $593,103, has no established source of revenues and has accumulated losses of $685,020 since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As discussed in Note 11 to the Financial Statements, the Company restated its financial statements as the Company determined that it misapplied the accounting principles generally accepted in the United States of America in relation to options granted on October 24, 2005 that were cancelled and replaced on March 16, 2006.

Mahoney Cohen & Company, CPA, P.C.

New York, New York
March 16, 2006, except for Note 11, which is
Dated August 11, 2006.

SKIN SHOES, LLC and SKIN SHOES, INC. (Note 1)
(A Development Stage Company)
BALANCE SHEETS

	December 31, 2005	December 31, 2004
	(as restated) (See Note 11)
ASSETS
Current assets
Cash and cash equivalents	$36,533	$20,982
Total current assets	36,533	20,982

Property and equipment, net (Note 3)	3,553	5,037
Patent costs (Note 4)	61,224	31,820
Total Assets	$101,310	$57,839

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued liabilities	$263,188	$47,965
Note Payable (Note 6)	150,000	-
Related party payable	80,351	5,892
Derivative liability	22,191	-
Share based compensation liability	113,906	-
Total current liabilities	629,636	53,857

Commitments and Contingencies (Note 7)

Stockholders' Equity (Deficiency)
Common Stock, $.001 par value; 436,373,650 shares authorized; 19,404,000 and 18,027,692 shares issued and outstanding at December 31, 2005 and 2004, respectively (Note 1)	19,404	18,028
Additional paid in (deficit in) capital	(238,568)	138,660

Deficit accumulated in the development stage	(309,162)	(152,706)
Total stockholders' equity (deficiency)	(528,326)	3,982

Total Liabilities & Stockholders' Equity (Deficiency)	$101,310	$57,839

The accompanying notes are an integral part of the financial statements.

SKIN SHOES, LLC and SKIN SHOES, INC. (Note 1)
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2005	Period from Inception (May 18, 2004) to December 31, 2004	Period from Inception (May 18, 2004) to December 31, 2005
	(as restated) (See Note 11)		(as restated) (See Note 11)
Operating expenses:
Design and development	$93,892	$44,899	$138,791
Selling, general and administrative	412,409	107,294	519,703
Total operating expenses	506,301	152,193	658,494
Operating Loss	(506,301)	(152,193)	(658,494)
Unrealized (loss) on derivative instruments	(22,191)	-	(22,191)
Interest Expense	(3,822)	(513)	(4,335)
Net loss	$(532,314)	$(152,706)	$(685,020)
Basic and diluted loss per share	(0.03)	(0.03)
Weighted average number of common shares outstanding, basic and diluted	16,975,816	5,213,856

The accompanying notes are an integral part of the financial statements.

SKIN SHOES, LLC and SKIN SHOES, INC. (Note 1)
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

	Common Stock
	Shares	Amounts	Additional Paid-in Capital (Deficit)	Deficit Accumulated During the Development Stage	Total Stockholders' Equity/(Deficit)

Transfer of net liabilities from a predecessor entity - May 18, 2004		$-	$(32,312)	$-	$(32,312)
Shares issued on June 1, 2004	954,513	955	9,045		10,000
Shares issued on July 2, 2004	954,513	955	9,045		10,000
Shares issued on August 4, 2004	1,909,026	1,909	18,091		20,000
Shares issued on August 10, 2004	1,909,026	1,909	18,091		20,000
Shares issued on December 1, 2004	8,338,484	8,338	79,162		87,500
Shares issued on December 30, 2004	144,077	144	1,356		1,500
Shares issued on December 31, 2004	3,818,053	3,818	36,182		40,000
Net Loss		-	-	(152,706)	(152,706)
					-
Balances at December 31, 2004	18,027,692	18,028	138,660	(152,706)	3,982

Shares issued for services on October 20, 2005	1,376,308	1,376	(1,370)	-	6
Net Loss January 1, 2005 to October 20, 2005				(223,152)	(223,152)
Recapitalization of deficit upon merger of Skins Shoes, LLC into Skin Shoes, Inc. on October 20, 2005 (Note 1)			(375,858)	375,858	-
Net Loss Oct 21, 2005 to Dec 31, 2005		-	-	(309,162)	(309,162)

Balances at December 31, 2005 (as restated, see Note 11)	19,404,000	$19,404	$(238,568)	$(309,162)	$(528,326)

The accompanying notes are an integral part of the financial statements.

SKIN SHOES, LLC and SKIN SHOES, INC. (Note 1)
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2005	Period from Inception (May 18, 2004) to December 31, 2004	Period from Inception (May 18, 2004) to December 31, 2005
	(restated) (See Note 11)		(restated) (See Note 11)
Cash flows used in operating activities:
Net loss from operations	$(532,314)	$(152,706)	$(685,020)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation	1,484	439	1,923
Amortization	2,483	975	3,458
Issuance of common stock for services	6	-	6
Share based Compensation Expense	113,906		113,906
Unrealized loss on derivative instruments	22,191	-	22,191
Changes in operating assets and liabilities:		-
Accounts payable and accrued expenses	215,223	32,148	247,371
Net cash used in operating activities	(177,021)	(119,144)	(296,165)
Cash flows used in investing activities:
Purchases of property and equipment	-	(3,498)	(3,498)
Patent Costs	(31,887)	(24,344)	(56,231)
Net cash used in investing activities	(31,887)	(27,842)	(59,729)
Cash flows provided by financing activities:
Related Party payments	74,459	(21,032)	53,427
Proceeds from issuance of Common Stock	-	189,000	189,000
Proceeds from note payable	150,000	-	150,000
Net cash provided by financing activities:	224,459	167,968	392,427
Net increase in cash	15,551	20,982	35,533
Cash at beginning of period	20,982	-	-
Cash at end of period	$36,533	$20,982	$36,533
Supplemental Schedule of Non-Cash Investing and Financing Activities:
On May 18, 2004, the Company received net liabilities from a predecessor entity totaling	$--	$32,312	$32,312
Transfer of deficit due to merger of Skins Shoes, LLC into Skins Shoes, Inc. on October 20, 2005	$375,568	$--	$375,568

The accompanying notes are an integral part of the financial statements.

SKIN SHOES, LLC AND SKIN SHOES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1:     DESCRIPTION OF BUSINESS

Basis of Presentation and Other Matters

On March 20, 2006 Logicom Inc. (“Logicom”), acquired all of the outstanding capital stock of Skins Shoes, Inc. (“Skins Shoes, Inc.”). Skins Shoes, Inc. thereupon became a wholly owned subsidiary of Logicom. The business of Skins Shoes, Inc. is the only business of Logicom.

Logicom was incorporated in the State of Nevada on January 23, 2004. Logicom was in the development stage since its formation and it had not realized any revenues from its planned operations. Logicom originally intended to develop, market and support a voice interface software platform that may make the information and services of enterprises, telecommunications networks and the Internet accessible from telephone. Logicom’s chief software designer resigned July 4, 2005. Logicom entered into a share exchange agreement with all of the shareholders of Skins Shoes, Inc., a privately held development stage footwear company, on November 2, 2005.

Skins Shoes, Inc. (the "Company") was originally organized on May 18, 2004 as a New Jersey limited liability company under the name Skin Shoes, LLC. On October 11, 2005, Skins Shoes, LLC created a Delaware corporation under the name Skin Shoes, Inc. as a wholly owned subsidiary and merged with and into Skin Shoes, Inc. on October 20, 2005, resulting in Skin Shoes, Inc. becoming the surviving Delaware corporation and the limited liability company ceasing to exist. The merger on October 20, 2005 was a conversion of a non-taxable entity to a taxable corporation. The deficit accumulated in the development stage on October 20, 2005 was treated as a return of capital to the members of Skin Shoes, LLC, which was then contributed to Skin Shoes, Inc. As a result the accumulated deficit was reclassified to additional paid in capital to the extent of additional paid in capital that existed at October 20, 2005 in the statements of stockholders’ equity.

The acquisition of Skins Shoes, Inc. by the Logicom on March 20, 2006 was accounted for as a recapitalization by the Logicom. The recapitalization was the merger of a private operating company (Skins Shoes, Inc.) into a non-operating public shell corporation (Logicom) with nominal net assets and as such is treated as a capital transaction, rather than a business combination. As a result no Goodwill is recorded. The transaction is the equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation. The pre acquisition financial statements of Skins Shoes, Inc. are treated as the historical financial statements of the consolidated companies. The financial statements presented reflect the change in capitalization for all periods presented, therefore the capital structure of the consolidated enterprise, being the capital structure of the legal parent (Logicom), is different from that appearing in the financial statements of Skins Shoes, LLC and Skins Shoes, Inc. historically due to the subsequent recapitalization.

Going Concern

The financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. As of December 31, 2005, the Company has a working capital deficiency of $593,103, has no established source of revenues and has accumulated losses of $685,020 since its commencement. Its ability to continue as a going concern is dependent upon achieving production, sales, profitability and the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding may be both in the form of equity financing from the sale of common shares and asset based financing or factoring.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. There can be no assurances that these plans for additional financing will be successful. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on the Company’s financial performance, results of operations and stock price and require the Company to implement cost reduction initiatives and curtail operations. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, may require that the Company relinquish valuable rights.

Development Stage Company

The Company is in the development stage. Since its formation the Company has not realized any revenues from its planned operations. The Company intends to design, manufacture and market high quality men and women’s footwear. The Company’s primary activities since incorporation have been conducting research and development, performing business, strategic and financial planning, and raising capital. The deficit accumulated in the development stage presented on the balance sheet on December 31, 2005 will not agree to the total loss from May 18, 2004 (inception date) to December 31, 2005 due to the treatment of the merger of the non-taxable entity to a taxable corporation on October 20, 2005 described in paragraph three of Note 1, basis of presentation, organization and other matters.

NOTE 2:     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Concentration of Credit Risk

      The Company maintains cash balances at various financial institutions. At various times throughout the years, the Company’s cash balances exceeded FDIC insurance limits.

Property and Equipment

      Equipment is stated at cost, less accumulated depreciation, which is calculated using the straight-line method over the estimated useful lives of the respective assets, ranging between three and five years.

Patent Costs

      Patents are recorded at cost and amortized over the useful life of the assets, 20 years, using the straight line method.

Design and Development

      Costs to develop the Company’s products are expensed as incurred in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 2, “Accounting for Research and Development Costs.” These costs include research, related overhead expenses, including salaries and other personnel related expenses, travel costs, supplies and depreciation of equipment.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Estimated Fair Value of Financial Instruments

      The Company’s financial instruments include cash, accounts payable and note payable. Management believes the estimated fair value of these financial instruments at December 31, 2005 and December 31, 2004, approximate their carrying value as reflected in the balance sheets due to the short-term nature of these instruments. Fair value of related party loans cannot be determined due to lack of similar instruments available to the Company.

Income Taxes

      Income taxes are accounted for under the asset and liability method when the Company merged into a corporation on October 20, 2005. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A limited liability company is not a tax paying entity at the corporate level. Each member is individually responsible for their share of the Company’s income and loss for income tax reporting purposes. Accordingly, there is no provision for federal and state income taxes during the period the Company was an LLC.

Stock Options

     The Company has elected to adopt the intrinsic-value method of accounting for liability awards and the fair value (calculated) method for equity awards issued to employees under SFAS No. 123 (R), “Share Based Payment.”

Derivative Instruments

In accordance with the Emerging Issues Task Force (EITF) 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the Company records a liability for the derivative instrument that results due to the number of potential common stock shares plus outstanding shares that exceed the number of authorized common stock shares. At each balance sheet date, the liability for these potential excess shares is adjusted to fair value with the change being recorded as a gain or loss on the statement of operations. At December 31, 2005, the Company had 1,000 common authorized shares and has 515,725 of outstanding shares plus potential shares from the exercise of options that have vested granted. The 514,625 excess potential shares were attributed to the option grants that have vested. The Company calculated the fair value of these potential shares using the Black-Scholes model and recorded a derivative liability of $22,191 at December 31, 2005. The liability booked was net of the derivative recorded for the options granted to non-employees where services were provided (Note 9) because the options used in that calculation are also part of the derivative calculation for the shares and potential shares over the authorized share amount.

Net Loss per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. For the year ended December 31, 2005, the period May 18, 2004 (inception date) to December 31, 2004, the Company had 1,404,000 and 1,304,416 common shares held in escrow, respectively. The escrow amounts for all periods prior the to March 20, 2006 transaction are shown retroactively based on the recapitalization of the Company (Note 1). The shares held in escrow are excluded from the weighted average common share calculation at each date because all the necessary conditions for the release of the escrow shares have not been satisfied (Note 8).

Diluted net loss per share is computed by dividing the net loss by the weighted average number of common and common equivalent shares outstanding during the period. Because the Company had a loss from operations for the year ended December 31, 2005, the inclusion of the Company’s 2,109,375 outstanding options have an anti-dilutive effect on loss per share for the respective periods.

The following table sets forth the computation of basic and diluted loss per share:

	Year ended
	December 31,
	2005	2004
Numerator:
Net loss - basic and diluted	$(532,314)	$(152,706)
Denominator:
Weighted average shares - basic	16,975,816	5,213,856
Effect of dilutive stock options and warrants	-	-
Denominator for diluted earnings per share	16,975,816	5,213,856
Loss per share
Basic	$(0.03)	$(0.03)
Diluted	$(0.03)	$(0.03)

NOTE 3:     PROPERTY AND EQUIPMENT

           Property and equipment consist of the following:

	December 31,	December 31,
	2005	2004

Sewing equipment	$1,882	$1,882
Office equipment	1,183	1,183
Computer equipment	2,411	2,411
	5,476	5,476
Less accumulated depreciation	(1,923)	(439)

	$3,553	$5,037

Depreciation expense related to property and equipment was $1,484 and $439 for the year ended December 31, 2005 and the period from inception (May 18, 2004) thru December 31, 2004, respectively.

NOTE 4:     PATENT COSTS

The Company has applied for several patents. The Company has not been granted any patents. The Company periodically evaluates the recoverability of unamortized patents and will write off the unamortized value if it is determined they no longer have value.

	December 31,	December 31,
	2005	2004

Patents	$64,682	$32,795

Less accumulated amortization	(3,458)	(975)

	$61,224	$31,820

Amortization expense related to patents was $2,483 and $975 for the year ended December 31, 2005 and the period from inception (May 18, 2004) thru December 31, 2004, respectively. The estimated aggregate amortization expense for the next five years is estimated to be approximately $3,200 for each year.

NOTE 5:     RELATED PARTY TRANSACTIONS

As of December 31, 2005 and 2004 there are loans payable to stockholders of the Corporation totaling $80,351and $5,892, respectively. Accrued interest on these loans at December 31, 2005 and 2004 were $2,975 and $820, respectively. The proceeds from these loans were used to pay various operating expenses. Interest has been accrued at a rate of 5%. Interest expense for the years ended December 31, 2005 and 2004 were $2,156 and $513, respectively.

As of December 31, 2005 there are accrued expenses totaling $55,000 relating to consulting services provided by Mage, LLC, a stockholder in the Corporation. For the year ended December 31, 2005 and the period May 18, 2004 (inception date) to December 31, 2004 consulting expenses incurred to Mage, LLC were $65,000 and $0, respectively.

As of December 31, 2005 the Corporation granted 843,750 options at $.80 cents a share that vest over three years to two members of the Board of Directors of the Corporation, with 46,875 vested.

On October 20, 2005, the Corporation issued 1,376,308 common stock shares (adjusted per recapitalization, see Note 1) to Mage Capital Partners, LLC for services provided that totaled $6.00 and which was valued based on the fair value of the common stock shares issued or $0.80 per share.

NOTE 6:     NOTE PAYABLE

The Corporation signed a promissory note with a lender promising to pay $150,000. The note bears interest at a rate of 5% per annum, payable monthly in arrears, commencing February 1, 2006. The Principal sum will become due and payable on demand, no earlier than the date of either the completion of the transactions contemplated in the Share Exchange Agreement dated November 2, 2005 or the termination of such agreement. The note is secured by the assignment of all of the present and acquired properties of the Corporation.

NOTE 7:     COMMITMENTS AND CONTINGENCIES

The Corporation has entered into a buying agency and sourcing agreement dated December 7, 2005 and amended February 27, 2006 with Atsco Footwear, LLC in which Atsco will be responsible for sourcing, commercialization, and line review. This relationship is for one year, beginning March 1, 2006, with an option to extend the agreement for an additional year under the same terms and conditions. It is agreed the Corporation will pay Atsco an 8% commission fee on all merchandise shipped to the Corporation under any order placed for the Corporation by Atsco or subsequently placed directly with a factory as a reorder unless the agreement is terminated. It is agreed, beginning March 1, 2006, the Corporation will pay pre-paid commissions of $6,000 per month, to be adjusted to actual at the end of the first year of business on March 1, 2007.

The Corporation has also entered into a design services agreement dated March 2, 2006, with an effective date of December 1, 2005, with Studio Dror, Inc. for a period of four months from the effective date. In consideration for these design services the Corporation has agreed to pay Studio Dror a $5,000 monthly retainer, totaling $20,000 over the four month period, plus a fee of $1,000 for each and every deliverable the Corporation elects to use. Additionally, the Corporation has agreed to pay a royalty of $.50 cents on each and every licensed product that is sold in excess of 10,000 units, payable on a quarterly basis and continue to be paid after expiration or termination of the agreement. Since the Corporation has not yet realized any revenues, the amount of such royalties cannot be calculated or estimated at this time.

NOTE 8: SHARE EXCHANGE AGREEMENT

On March 20, 2006, Logicom completed the transactions contemplated by the Share Exchange Agreement dated November 2, 2005 and amended February 1, 2006 with all of the stockholders of Skins Shoes, Inc. whereby Logicom:

•	Repurchased all of the common shares of the Logicom owned by a shareholder for the sum of $100,000 (the shareholder owned 7,418,182 common shares of the Company);

•
Issued to the stockholders of Skins Shoes, Inc., at the closing of the share exchange transaction, 19,404,000 common shares of the Company in exchange for all of the issued and outstanding shares of Skin Shoes Inc., (of these 19,404,000 common shares, 1,404,000 shares are held in escrow by Logicom and are subject to partial and full return to Logicom contingent upon the number of share purchase warrants exercised by investors in the Company within a period of 30 months following the closing of private placements and the share exchange transaction on March 20, 2006);

•
Assumed, at the closing of the share exchange transaction, Skins Shoes, Inc.’s Incentive Plan and certain stock option agreements entered into between Skins Shoes, Inc. and certain persons who have already received stock options from the Skins Shoes, Inc. pursuant to its 2005 Incentive Plan;

•
Entered into an employment agreement with the new President of the Company for a term of 3 years and a base salary of $150,000. An incentive bonus plan will also be implemented. The Company will also pay up to $20,000 to cover moving and relocation expenses of the President and his family.

On March 20, 2006, immediately prior to the closing of the share exchange transaction, the Company closed a private placement of units to purchase its common stock and warrants pursuant to a subscription agreement. Each unit consisted of one share of common stock of the Company and one share purchase warrant convertible at an exercise price of $1.00 per share at any time upon election of the holder during the 30 month period following the date of issue. A total of 2,821,428 units were sold in the private placement for an aggregate of $2,370,000. The proceeds from this private placement offering were included in the net asset assumed by the Company.

On November 2, 2005, the Company sold one convertible debenture in connection to the share exchange agreement in the amount of $150,000 to one offshore investor. The convertible debenture was convertible into 178,572 units at a conversion price of $0.84 per unit, with each unit consisting of one share of common stock of our company and one share purchase warrant. Pursuant to the terms of the convertible debenture, the conversion of the debenture into units occurred automatically upon the completion of our share exchange transaction on March 20, 2006. The share purchase warrants are exercisable for a period of thirty months from the date of issue at an exercise price of $1.00 per share.

NOTE 9: STOCK OPTIONS

In October 2005, Skins Shoes, Inc.’s Board of Directors approved the 2005 Incentive Plan (the “2005 Plan”). The 2005 Plan provides that the following types of awards may be granted under the 2005 Plan: stock appreciation rights (“SARs”); incentive stock options (“ISOs”); non-qualified stock options (“NQSOs”); restricted stock awards; unrestricted stock awards; and performance share awards which entitle recipients to acquire shares upon the attainment of specified performance goals, stock units and other stock-based awards, short-term cash incentive awards or any other award. Under the 2005 Plan, awards may be granted with respect to a maximum of 3,375,000 shares of Skins Shoes, Inc.’s common stock, subject to adjustment in connection with certain events such as a stock split, merger or other recapitalization of the Company.

On October 24, 2005 Skins Shoes, Inc. granted the following individuals options under the 2005 Plan:

•	Two board members were granted 421,875 options each at an exercise price of $0.80 that vest ratably over a 36-month period.

•	Two consultants were granted 421,875 options each at an exercise price of $0.80 a share that vests ratably over a 36-month period.

•	One consultant was granted 421,875 options at an exercise price of $0.80 that vested immediately for finder fee services.

The awards granted to the two board members were treated as liability awards upon the grant on October 24, 2005. The treatment of the awards as liability was due to insufficient number of authorized shares at the time of issuance. The Company used the intrinsic value method to determine compensation on these liability awards. For year ended December 31, 2005, the Company recorded compensation expense related to these grants of $1,876.

The 421,875 options granted to two-consultants that vest over a 36-month period were granted for services not yet occurred. The Company used the provisions of FAS 123(R) and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services to account for the compensation expense associated with these grants. The Company measured the compensation associated with these grants based on the fair value of the equity instruments issued. There is no measurement date to calculate the fair value of the options at the date of grant because the performance commitment had not yet occurred (there are no sufficiently large disincentives for non-performance) and the performance by the two consultants was not complete. The Company calculated the expense at each reporting period based upon fair value of the options that vested during the reporting period using the fair value on the reporting date. Fair value was calculated using the Black-Scholes model. The options were treated as liability awards upon the original grant because the Company did not have sufficient number of authorized shares. For the year ended December 31, 2005, the Company recorded compensation expense of $11,203.

The remaining 421,875 options were granted to a non-employee for services that had already been provided. The Company used the provisions of EITF-00-19 to account for these options. At the grant date and at December 31, 2005, the Company treated the option grant as liability award because it did not have enough authorized shares to settle the contract in equity. Therefore, these options were recorded at fair value as a liability at December 31, 2005. The fair value of the options was calculated using the Black-Scholes model at December 31, 2005. For the year ended December 31, 2005, the Company recorded compensation expense of $100,827.

The fair value of the options granted to consultants was calculated using the Black-Scholes option valuation model with the following assumptions at the applicable date noted:

December 31,
2005
Expected volatility	18.70%
Expected dividends	None
Expected term (in years)	4.8
Risk-free interest rate	4.34%

A summary of option activity under the Plan during the year ended December 31, 2005 is presented below:

Options	Shares	Weighted Average Exercise Price	Weighted - Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, January 1, 2005	$-	$-
Granted	2,109,375	0.80

Exercisable, December 31, 2005	$515,625	$0.80	4.8	$-

A summary of the status of the Company’s non-vested shares as of December 31, 2005 is presented below:

Non-vested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested, January 1, 2005	-	$-
Granted	2,109,375	$0.23
Vested	(515,625)	$0.23
Nonvested, December 31, 2005	1,593,750	$0.23

The Company has a policy of using authorized shares not previously issued to satisfy stock option exercises.

NOTE 9: INCOME TAXES

From the period of October 20, 2005 (date of merger of Skin Shoes, LLC into Skin Shoes, Inc.) December 31, 2005 there is no provision for (benefit from) income taxes.

The components of the Company’s deferred income tax asset and liability accounts as of December 31, 2005 are as follows:

Deferred tax asset:

2005
Net operating loss	$24,660
Less: valuation allowance	(24,660)

Net deferred tax asset	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has recorded a reserve for its deferred tax asset of $24,660 as a result of concerns related to its ability to generate sufficient taxable income and the potential that the deferred tax asset may be limited due to future ownership changes.

The Company has incurred a corporate Federal net operating loss from the date of the merger (October 20, 2005) thru December 31, 2005 of approximately $61,649, which will begin to expire in 2025.

A reconciliation of the benefit from income taxes at the statutory rate to the Company’s effective rate is as follows:

2005
Federal income taxes (benefit) at statutory rates	($20,961)
State income taxes (benefit), net of federal benefit	(3,699)
Valuation allowance for net operating loss	24,660

Total benefit from taxes	$-

NOTE 10: SUBSEQUENT EVENT

On March 16, 2006 as a result of the granting of options in excess of the authorized shares allowed, the Company canceled and re-adopted its 2005 Incentive Stock Plan. In connection thereof the Company increased its authorized shares to 4,000,000 (historical shares of the Company). Additionally, all options granted under the original plan were canceled and re-granted in accordance with the terms of the re-adopted 2005 Incentive Stock Option Plan.

NOTE 11: RESTATEMENT

The Company has restated its financial statements for the year ended December 31, 2005.

On August 11, 2006, the Company determined that it misapplied accounting principles generally accepted in the United States of America in relation to options granted on October 24, 2005. The following outlines the changes relative to this misapplication:

1.
Liability awards to employees were computed using the intrinsic value method. As a result of the application of the intrinsic value method the Company recorded an expense of $1,876 for the year ended December 31, 2005. The Company originally did not book any expense related to these awards at December 31, 2005.

2.
Options granted to non-employees where services have not been provided were accounted for using the provisions of FAS 123(R) and EITF 96-18. There was no measurement date at the date of grant to calculate the fair value of these options because the performance commitment had not yet occurred and the performance by the two consultants was not complete. The Company calculated the expense at each reporting period based upon fair value of the options that vested during the reporting period using the fair value on the reporting date. The options were treated as liability awards upon the original grant. For the year ended December 31, 2005 the Company recorded $11,203 of expense related to these options. The Company originally booked $37,500 expense on these options based on the fair value of the Company’s common stock.

3.
Options granted to non-employees where services had been provided were accounted for using the provisions of EITF 00-19. At the grant date and at December 31, 2005, the Company treated these option grants as liability awards because it did not have enough authorized shares to settle the contract in equity. For the year ended December 31, 2005, the Company recorded $100,828 relating to these options. The Company originally booked $337,500 in expense on these options based on the fair value of the Company’s common stock.

On August 11, 2006, the Company determined that it misapplied accounting principles generally accepted in the United States of America in relation to derivative instruments that existed at December 31, 2005. The Company recorded a liability for the derivative instrument that resulted due to the number of potential common stock shares plus outstanding shares that exceeded the number of authorized common stock shares. At December 31, 2005, the Company had 1,000 common authorized shares and has 515,725 of outstanding shares plus potential shares from the exercise of options that have vested granted. The 514,625 excess potential shares were attributed to the option grants that have vested. The Company calculated the fair value of these potential shares and recorded a derivative liability of $22,191 at December 31, 2005. The liability booked was net of the derivative recorded for the options granted to non-employees where services where provided because the options used in that calculation are also part of the derivative calculation for the shares and potential shares over the authorized share amount. The Company originally booked a derivative liability based on the fair value of the Company’s common stock on the date of grant with an offset to additional paid in capital. Lastly, the Company’s original entry booked the fair value charge of the derivative through the statement of options using the fair value of the Company’s common stock at December 31, 2005.

The impact of these adjustments of the Company’s financial results as originally reported is summarized below;

Year Ended December 31, 2005
	As Reported	As Restated
Current liabilities	$925,908	$629,637
Total Stockholders’ deficiency	$(824,598)	$(528,326)
Net Loss	$(791,806)	$(532,314)
Net Loss per Common Share	$(0.05)	$(0.03)

(c)      Exhibits:

Exhibits	Description

2.1
Share Exchange Agreement, dated as of November 2, 2005, by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed November 7, 2005).

2.1(a)**	Amendment No. 1 to the Share Exchange Agreement dated February 1, 2006 by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc.
4.1**	Form of Stock Purchase Warrant.
10.1**	Form of Subscription Agreement.
10.2**	Skin Shoes, Inc. 2005 Incentive Plan
10.2(a)**	Form of Skin Shoes, Inc. Incentive Plan Option Agreement
10.3**	Employment Agreement by Mark Klein and the Logicom, Inc. dated March 20, 2006.
16.1**	Letter from Amisano Hanson to the Securities and Exchange Commission dated March 24, 2006.
23.1	Consent of Mahoney Cohen & Company, CPA, P.C.

** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2006	SKINS INC.

	By:	/s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibits	Description

2.1
Share Exchange Agreement, dated as of November 2, 2005, by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed November 7, 2005).

2.1(a)**	Amendment No. 1 to the Share Exchange Agreement dated February 1, 2006 by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc.
4.1**	Form of Stock Purchase Warrant.
10.1**	Form of Subscription Agreement.
10.2**	Skin Shoes, Inc. 2005 Incentive Plan
10.2(a)**	Form of Skin Shoes, Inc. Incentive Plan Option Agreement
10.3**	Employment Agreement by Mark Klein and the Logicom, Inc. dated March 20, 2006.
16.1**	Letter from Amisano Hanson to the Securities and Exchange Commission dated March 24, 2006.
23.1	Consent of Mahoney Cohen & Company, CPA, P.C.

** Previously filed.